Exhibit 3 (ii).1

AMENDED AND RESTATED BYE-LAWS

of

Alterra Capital Holdings Limited

(Amended and Restated as of February 26, 2013)

TABLE OF CONTENTS
Page No.

INTERPRETATION    1
1.    Interpretation    1
BOARD OF DIRECTORS    5
2.    Board of Directors    5
3.    Management of the Company    5
4.    Power to appoint managing director or chief executive officer    5
5.    Power to appoint manager    5
6.    Power to authorise specific actions    5
7.    Power to appoint attorney    6
8.    Power to delegate to a committee    6
9.    Power to appoint and dismiss employees    6
10.    Power to borrow and charge property    6
11.    Exercise of power to purchase shares of or discontinue the Company    7
12.    Election of Directors    8
13.    Defects in appointment of Directors    11
14.    Alternate Directors/Observer    12
15.    Removal of Directors    12
16.    Other Vacancies on the Board    12
17.    Notice of meetings of the Board    13
18.    Quorum at meetings of the Board    13
19.    Meetings of the Board    13
20.    Unanimous written resolutions    14
21.    Contracts and disclosure of Directors’ interests    14
22.    Remuneration of Directors    14
23.    Other interests of Directors    15
OFFICERS    15
24.    Officers of the Company    15
25.    Appointment of Secretary    15
26.    Remuneration of Officers    15
27.    Duties of Officers    15
28.    Chairman of meetings    15
29.    Register of Directors and Officers    16
MINUTES    16

30.    Obligations of Board to keep minutes    16
INDEMNITY    16
31.    Indemnification of Directors and Officers of the Company    16
32.    Waiver of claim by Member    18
MEETINGS    18
33.    Notice of annual general meeting    18
34.    Notice of special general meeting    18
35.    Accidental omission of notice of general meeting; Business to be conducted    18
36.    Meeting called on requisition of Members    19
37.    Short notice    19
38.    Postponement or cancellation of meetings    19
39.    Quorum for general meeting    19
40.    Adjournment of meetings    20
41.    Attendance at meetings    20
42.    Written resolutions    20
43.    Attendance of Directors    21
44.    Voting at meetings    21
45.    Voting on show of hands    21
46.    Decision of chairman    22
47.    Demand for a poll    22
48.    Seniority of joint holders voting    23
49.    Instrument of proxy    23
50.    Representation of corporations at meetings    24
SHARE CAPITAL AND SHARES    24
51.    Rights of shares    24
52.    Limitation on voting rights of Controlled Shares.    25
53.    Power to issue shares    27
54.    Variation of rights and alteration of share capital    28
55.    Registered holder of shares    28
56.    Death of a joint holder    29
57.    Share certificates    29
58.    Calls on shares    29
59.    Forfeiture of shares    29
REGISTER OF MEMBERS    30
60.    Contents of Register of Members    30
61.    Inspection of Register of Members    30
62.    Determination of record dates    30

TRANSFER OF SHARES    30
63.    Instrument of transfer    30
64.    Restriction on transfer    31
65.    Transfers by joint holders    32
66.    Lien on shares    32
TRANSMISSION OF SHARES    33
67.    Representative of deceased Member    33
68.    Registration on death or bankruptcy    33
DIVIDENDS AND OTHER DISTRIBUTIONS    33
69.    Declaration of dividends by the Board    33
70.    Other distributions    33
71.    Reserve fund    34
72.    Deduction of amounts due to the Company    34
73.    Unclaimed dividends    34
74.    Interest on dividend    34
CAPITALIZATION    34
75.    Issue of bonus shares    34
ACCOUNTS AND FINANCIAL STATEMENTS    34
76.    Records of account    34
77.    Financial year end    35
78.    Financial statements    35
AUDIT    35
79.    Appointment of Auditor    35
80.    Remuneration of Auditor    35
81.    Vacancy of office of Auditor    35
82.    Access to books of the Company    35
83.    Report of the Auditor    36
NOTICES    36
84.    Notices to Members of the Company    36
85.    Notices to joint Members    36
86.    Service and delivery of notice    36
SEAL OF THE COMPANY    37

87.    The seal    37
88.    Manner in which seal is to be affixed    37
WINDING UP    37
89.    Winding up/distribution by liquidator    37
ALTERATION OF BYE-LAWS    37
90.    Alteration of Bye-laws    37
CERTAIN SUBSIDIARIES    38
91.    Voting of subsidiary shares    38
AMALGAMATION OR MERGER VOTING    38
92.    Member Vote to Approve an Amalgamation or Merger    38

Schedule – Form A (Bye-law 63)

INTERPRETATION
1.Interpretation
(1)    In these Bye-laws the following words and expressions shall, where not inconsistent with the context, have the following meanings:
(a)    “Act” means the Companies Act 1981 as amended from time to time;
(b)    “Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person, provided, that no Member of the Company shall be deemed an Affiliate of another Member solely by reason of an investment in the Company. For purposes of this definition, the term “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, by contract or otherwise;
(c)    “Auditor” means any Person appointed to audit the accounts of the Company;
(d)    “Board” means the Board of Directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the Directors present at a meeting of Directors at which there is a quorum;
(e)    “Business Day” means any day, other than a Saturday, a Sunday or any day on which banks in Hamilton, Bermuda or The City of New York, United States, are authorised or obligated by law or executive or other order to close;
(f)    “Cause” means shall mean (i) habitual drug or alcohol use which impairs the ability of the Director to perform his/her duties hereunder; (ii) Director’s conviction by a court of competent jurisdiction, or a pleading of “no contest” or guilty to a felony or the equivalent if outside the United States; (iii) Director’s engaging in fraud, embezzlement or any other illegal conduct with respect to the Company, which acts are materially harmful to, either financially, or to the business reputation of, the Company; (iv) Director’s wilful failure or refusal to perform his or her duties as a director, or (vi) the Director otherwise breaches any material written Company policy regarding the conduct of its directors and such breach results in material economic or reputational harm to the Company.
(g)    “Code” means the United States Internal Revenue Code of 1986, as amended from time to time, or any federal statute from time to time in effect that has replaced such statute, and any reference in these Bye-laws to a provision of the Code or a rule or regulation promulgated thereunder means such provision, rule or regulation as amended from time to time or any provision of a federal law, or any federal rule or regulation, from time to time in effect that has replaced such provision, rule or regulation;
(h)    “Common Shares” means the common shares of the Company, initially having a par value of US$1.00 per share, and includes a fraction of a Common Share;
(i)    “Company” means the company for which these Bye-laws are approved and confirmed;
(j)    “Controlled Shares” in reference to any Person means all Common Shares of the Company directly, indirectly or constructively owned by such Person as determined pursuant to Section 958 of the Code. When determining the number of Controlled Shares of a Person who is a member of a Group (as defined below), all of the Controlled Shares of each other member of such Group (other than any Controlled Shares otherwise owned by such Person pursuant to Section 958 of the Code), shall be treated as Controlled Shares of such Person. For purposes of these Bye-laws, the Group shall be any group of Members who are U.S. Persons if the members of such group notify the Company in writing at least 10 days prior to a vote or approval of the Members that such group irrevocably elects to be treated as a Group it being understood that such designation of a Group shall not prohibit the Company or the Board from taking any action required or permitted under these Bye-laws.
(k)    “Designated Subsidiary” has the meaning specified in Bye-law 91;
(l)    “Director” means a director of the Company;
(m)    “Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time, or any federal statute from time to time in effect that has replaced such statute, and any reference in these Bye-laws to a provision of the Exchange Act or a rule or regulation promulgated thereunder means such provision, rule or regulation as amended from time to time or any provision of a federal law, or any federal rule or regulation, from time to time in effect that has replaced such provision, rule or regulation;
(n)    “Fair Market Value” means, with respect to a repurchase of any shares of the Company in accordance with these Bye-laws, (i) if such shares are listed on a securities exchange (or quoted in a securities quotation system), the average closing sale price of such shares on such exchange (or in such quotation system), or, if such shares are listed on (or quoted in) more than one exchange (or quotation system), the average closing sale price of the shares on the principal securities exchange (or quotation system) on which such shares are then traded, or, if such shares are not then listed on a securities exchange (or quotation system) but are traded in the over-the-counter market, the average of the latest bid and asked quotations for such shares in such market, in each case for the last five trading days immediately preceding the day on which notice of the repurchase of such shares is sent pursuant to these Bye-laws or (ii) if no such closing sales prices or quotations are available because such shares are not publicly traded or otherwise, the fair value of such shares as determined by one independent nationally recognised investment banking firm chosen by the Board and reasonably satisfactory to the Member whose shares are to be so repurchased by the Company, provided, that the calculation of the Fair Market Value of the shares made by such appointed investment banking firm (i) shall not include any discount relating to the absence of a public trading market for, or any transfer restrictions on, such shares, and (ii) such calculation shall be final and the fees and expenses stemming from such calculation shall be borne by the Company or its assignee, as the case may be;
(o)    “general meeting,” “general meeting of the Company,” “special general meeting” and “special general meeting of the Company” each means a meeting of the Members of the Company having the right to attend and vote thereat;
(p)    “Member” means the Person registered in the Register of Members as the holder of shares in the Company and, when two or more Persons are so registered as joint holders of shares, means the Person whose name stands first in the Register of Members as one of such joint holders or all of such Persons as the context so requires;

(q)    “Notice” means written notice as further defined in these Bye-laws unless otherwise specifically stated;
(r)    “Officer” means any Person appointed by the Board to hold an office in the Company;
(s)    “Person” means any individual, company, corporation, firm, partnership, limited liability company, trust or any other business, enterprise, entity or person, whether or not recognised as constituting a separate legal entity;
(t)    “Register of Directors and Officers” means the Register of Directors and Officers referred to in these Bye-laws;
(u)    “Register of Members” means the Register of Members referred to in these Bye-laws;
(v)    “Repurchase Notice” has the meaning specified in Bye-law 11(1)(c);
(w)    “Repurchase Price” has the meaning specified in Bye-law 11(1)(b);
(x)    “Resident Representative” means any Person appointed to act as resident representative and includes any deputy or assistant resident representative;
(y)    “Secretary” means the person appointed to perform any or all the duties of secretary of the Company and includes any deputy or assistant secretary and any Person appointed by the Board to perform any of the duties of the Secretary;
(z)    “Securities Act” means the United States Securities Act of 1933, as amended from time to time, or any federal statute from time to time in effect which has replaced such statute, and any reference in these Bye-laws to a provision of the Securities Act or a rule or regulation promulgated thereunder means such provision, rule or regulation as amended from time to time or any provision of a federal law, or any federal rule or regulation, from time to time in effect that has replaced such provision, rule or regulation;

(aa)    “share” means any share or any class or series of shares in the share capital of the Company, whether issued and outstanding or not, and includes a fraction of a share;
(bb)    “Subsidiary”, with respect to any Person, means a company, more than fifty percent (50%) (or, in the case of a wholly owned subsidiary, one hundred percent (100%)) of the outstanding voting shares of which are owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or any such Person and one or more other Subsidiaries;
(cc)    “Treasury Share” means a share of the Company that was or is treated as having been acquired and held by the Company and has been held continuously by the Company since it was so acquired and has not been cancelled;
(dd)    “United States” and “U.S.” each means the United States of America and any territory and political subdivision thereof;
(ee)    “U.S. Person” means a “United States Person” as defined in Section 7701(a)(30) of the Code;

(2)    In these Bye-laws, where not inconsistent with the context:
(a)    words denoting the plural number include the singular number and vice versa;
(b)    words denoting the masculine gender include the feminine gender;
(c)    words importing persons include companies, associations or bodies of persons whether corporate or not;
(d)    the word:

(i)	“may” shall be construed as permissive;

(ii)	“shall” shall be construed as imperative; and
(e)    unless otherwise provided herein words or expressions defined in the Act shall bear the same meaning in these Bye-laws.
(3)    Expressions referring to writing or written shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in a visible form.
(4)    Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.
(5)    In these Bye-laws, (a) powers of delegation shall not be restrictively construed but the widest interpretation shall be given thereto, (b) the word “Board” in the context of the exercise of any power contained in these Bye-laws includes any committee consisting of one or more individuals appointed by the Board, any Director holding executive office and any local or divisional Board, manager or agent of the Company to which or, as the case may be, to whom the power in question has been delegated in accordance with these Bye-laws, (c) no power of delegation shall be limited by the existence of any other power of delegation and (d) except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any Person who is for the time being authorised to exercise it under Bye-laws or under another delegation of the powers.
BOARD OF DIRECTORS
2.    Board of Directors

The business of the Company shall be managed and conducted by the Board.
3.    Management of the Company
(1)    In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by statute or by these Bye-laws, required to be exercised by the Company in general meeting and the business and affairs of the Company shall be so controlled by the Board. The Board also may present any petition and make any application in connection with the winding up or liquidation of the Company.

(2)    No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.
4.    Power to appoint managing director or chief executive officer

The Board may from time to time appoint one or more Directors to the office of managing director or chief executive officer of the Company who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company.
5.    Power to appoint manager

The Board may appoint a Person or a body of Persons to act as manager of the Company’s day to day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business.
6.    Power to authorise specific actions

The Board may from time to time and at any time authorise any Person or body of Persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any deed, agreement, document or instrument in the name and on behalf of the Company.

7.    Power to appoint attorney
The Board may from time to time and at any time by power of attorney appoint any Person or body of Persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period (or for unspecified length of time) and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of Persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney’s personal seal with the same effect as the affixation of the seal of the Company.
8.    Power to delegate to a committee
The Board may delegate any of its powers to one or more committees appointed by the Board (and the Board may appoint alternative committee members or authorise the committee members to appoint their own alternates), which may consist partly or entirely of non-Directors.
All Board committees shall conform to such directions as the Board shall impose on them; provided, that each member shall have one vote, and each committee shall have the right as it deems appropriate to retain outside advisors and experts. Each committee may adopt rules for the conduct of its affairs, including rules governing the adoption of resolutions by unanimous written consent, and the place, time, and notice of meetings, as shall be advisable and as shall not be inconsistent with these Bye-laws regarding Board meetings or with any applicable resolution adopted by the Board. Each committee shall cause minutes to be made of all meetings of such committee and of the attendance thereat and shall cause such minutes and copies of resolutions adopted by unanimous consent to be promptly inscribed or incorporated by the Secretary in the minute book.
9.    Power to appoint and dismiss employees
The Board may appoint, suspend or remove any officer, manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties.
10.    Power to borrow and charge property
The Board may exercise all the powers of the Company to borrow money and to mortgage or charge or otherwise grant a security interest in its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party.
11.    Exercise of power to purchase shares of or discontinue the Company
(1)    Purchase of Common Shares
(a)    The Company shall have the power to purchase its own shares for cancellation or acquire them as Treasury Shares in accordance with the Act on such terms as the Board shall think fit. The Board may exercise all the powers of the Company to purchase or acquire all or any part of its own shares pursuant to the Act.
(b)    Subject to the Act, if the Board in its sole discretion determines that ownership of shares of the Company by any Member may result in adverse tax, regulatory or legal consequences to the Company, any Subsidiary of the Company or any other Member (including if such consequence arises as a result of any U.S. Person owning Controlled Shares of 9.5% or more of the value of the Company or the voting shares of the Company after giving effect to any adjustment to voting power required by Bye-law 52), the Company will have the option, but not the obligation, to purchase all or part of the shares of the Company held by such Member to the extent the Board, in the reasonable exercise of its discretion, determines it is necessary to avoid or cure such adverse consequences) for immediately available funds in an amount equal to the Fair Market Value of such shares on the Business Day immediately prior to the date the Company sends the Repurchase Notice referred to below (the “Repurchase Price”); provided, that the Board will use reasonable efforts to exercise this option equally among similarly situated Members (to the extent possible under the circumstances). In the event that the Company determines to purchase any such shares, the Company will be entitled to assign its purchase right to a third party or parties, including one or more of the other Members, with the consent of such assignee. Each Member shall be bound by the determination by the Company to purchase or assign its right to purchase such Member’s shares and, if so required by the Company, shall sell the number of shares of the Company that the Company requires it to sell.
(c)    In the event that the Company or its assignee(s) determines to purchase any such shares, the Company shall provide each Member concerned with written notice of such determination (a “Repurchase Notice”) at least seven (7) calendar days prior to such purchase or such shorter period as each such Member may authorise, specifying the date on which any such shares are to be purchased and the Repurchase Price. The Company may revoke the Repurchase Notice at any time before it (or its assignee(s)) pays for the shares. Neither the Company nor its assignee(s) shall be obligated to give general notice to the Members of any intention to purchase or the conclusion of any purchase of shares of the Company. The closing of any such purchase of shares of the Company shall be no less than seven (7) calendar days after receipt of the Repurchase Notice by the Member, unless such Member agrees to a shorter period, and payment of the Repurchase Price by the Company or its assignee(s) shall be by wire transfer or certified check.
(2)    Restrictions on repurchases of shares
If the Company purchases any shares pursuant to this Bye-law 11, it shall do so only in a manner that the Board believes would not result, upon consummation of such transaction, in any U.S. Person owning Controlled Shares of 9.5% or more of the value of the Company or the voting shares of the Company (after giving effect to any adjustment to voting power required by Bye-law 52). Notwithstanding the foregoing, the Board, in its sole discretion and by unanimous consent of all of the Directors then in office, may waive the provisions of this Bye-law 11(2).
(3)    Power to discontinue the Company
The Board may exercise all the powers of the Company to discontinue the Company to a named country or jurisdiction outside Bermuda pursuant to Section 132G of the Act.

12.    Election of Directors
(1)    The Board shall consist of at least six (6) and no more than twenty-one (21) Directors as determined from time to time by resolution of the Board. Any increase in the size of the Board pursuant to this Bye-law 12(1) shall be deemed to be a vacancy and may be filled in accordance with Bye-law 16 hereof. Except in the case of a vacancy, Directors shall be elected by the Members at an annual general meeting or any special general meeting called for the purpose.
(2)    Directors elected by the Members shall hold office for such term as the Members may determine or, in the absence of such determination, until the next annual general meeting or until their successors are elected or appointed or their office is otherwise vacated.
(3)    No person other than a Director retiring at the meeting shall, unless recommended by the Board or a committee thereof for election, be eligible for election as a Director at any general meeting unless there shall have been lodged at the Company notice in writing signed by Members holding at least 70% of the issued and outstanding shares entitled to vote at the meeting for which such notice is given of their intention to propose such person for election and also notice in writing signed by the person to be proposed of his or her willingness to being named as a nominee and to serve as a director if elected. Each such notice must be received by the Secretary at the Company’s principal executive office as follows: (x) in the case of an annual general meeting, not later than the close of business on the 120thday nor earlier than the opening of business on the 150th day before the anniversary date of the immediately preceding annual general meeting; provided, that if the annual general meeting is called for a date that is more than 30 days earlier or more than 60 days after such anniversary date, notice by the Members to be timely must be so received not earlier than the opening of business on the 150th day before the meeting and not later than the later of (i) the close of business on the 120th day before the meeting or (ii) the close of business on the 10th day following the day on which public announcement of the date of the annual general meeting is first made by the Company; and (y) in the case of a special general meeting called for the purpose of electing directors, not earlier than the opening of business on the 150th day before the meeting and not later than the later of (i) the close of business on the 120th day before the meeting or (ii) the close of business on the 10th day following the day on which public announcement of the date of the special general meeting is first made by the Company. The public announcement of an adjournment or postponement of an annual general meeting or special general meeting shall not commence a new time period for the giving of a Member’s notice as described in this Bye-Law 12(3).
(a)    To be in proper written form, a Member’s notice to the Secretary must also include (i) as to each person whom the Members propose to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class and number of shares of the Company that are owned of record or are directly or indirectly owned beneficially by the person, (D) any Derivative Instrument directly or indirectly owned beneficially by such nominee and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company and (E) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A of the Exchange Act; and (ii) as to the Members

giving the notice; (A) the names and addresses of the Members, as they appear in the Register of Members and the name and address of any Member Associated Person; (B) a representation that the Members are holders of record of shares entitled to vote at such meeting and intend to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (C) the class and number of shares of the Company that are owned of record or directly or indirectly beneficially owned by each of the Members and any Member Associated Person; (D) a description of all agreements, arrangements or understandings (written or oral) between or among any of the Members, any Member Associated Person, any proposed nominee or any other Person or Persons (including their names) pursuant to which the nomination or nominations are to be made by such Members; (E) any Derivative Instrument directly or indirectly owned beneficially by any such Member or any Member Associated Person and any other direct or indirect opportunity of any such Member or any Member Associated Person to profit or share in any profit derived from any increase or decrease in the value of shares of the Company; (F) any proxy (other than a revocable proxy given in response to a solicitation made pursuant to Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), contract, arrangement, understanding or relationship pursuant to which any such Member or any Member Associated Person has a right to vote any shares of the Company; (G) any short interest in any security of the Company held by any such Member or any Member Associated Person (for purposes of this Bye-Law 12(3) a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (H) any rights beneficially owned, directly or indirectly, by any such Member or any Member Associated Person to dividends on the shares of the Company that are separated or separable from the underlying shares of the Company; (I) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which any such Member or any Member Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (J) any performance-related fees (other than an asset-based fee) that any such Member or any Member Associated Person is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, including any such interests held by members of any such Member’s or any Member Associated Person’s immediate family sharing the same household; (K) any other information relating to any such Member and any Member Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A of the Exchange Act; (L) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any such Member or any Member Associated Person, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand; and (M) a statement of whether any Member or any Member Associated Person intends, or is part of a group that intends, to solicit proxies for the election of the proposed nominee. With respect to each person, if any, whom such Members propose to nominate for election to the Board, a Member’s notice must, in addition to the matters set forth above, also include a completed and signed questionnaire, representation and agreement required by Bye-Law 12(3)(e).

(b)    A Member providing notice of a director nomination shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Bye-Law 12(3) shall be true and correct as of the record date for determining the Members entitled to notice of the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company (i) in the case of the update and supplement required to be made as of such record date, not later than five business days after such record date and (ii) in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof, as applicable, not later than eight business days prior to the date for the meeting or any adjournment or postponement thereof, if practicable (or if not practicable, on the first practicable date prior to the date for the meeting or such adjournment or postponement thereof). In addition, at the request of the Board, a proposed nominee shall furnish to the Secretary of the Company within ten days after receipt of such request such information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable Member’s understanding of the independence, or lack thereof, of such nominee, and if such information is not furnished within such time period, the notice of such director’s nomination shall not be considered to have been timely given for purposes of this Bye-Law 12(3).
(c)    If the Board determines that any nomination was not made in accordance with the provisions of this Bye-Law 12(3), then such nomination shall not be considered at the meeting in question. Notwithstanding the foregoing provisions of this Bye-Law 12(3), if the Member (or a qualified representative of the Member) does not appear at the general meeting of Members of the Company to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Company.
(d)    In addition to the provisions of this Bye-Law 12(3), a Member shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein.
(e)    To be eligible to be a nominee for election as a Director, a person must deliver (in accordance with the time periods prescribed for delivery of notice set forth above in this Bye-Law 12(3)) to the Secretary at the principal executive offices of the Company a written questionnaire with respect to the background and qualification of such person and the background of any other Person on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any Person as to how such person, if elected as a Director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director, with such person’s fiduciary duties under applicable law, (C) is not and will not become a party to any agreement, arrangement or understanding with any Person other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein and (D) in such person’s individual capacity and on behalf of any Person on whose behalf the nomination is being made, would be in compliance, if elected as a Director, and will comply with all applicable corporate governance, conflict of interest, confidentiality and share ownership and trading policies and guidelines of the Company publicly disclosed from time to time. The Company may also require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent Director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee or that would be required to be disclosed to any regulatory authority of the Company or any of its Subsidiaries pursuant to applicable law and regulation, including the Bermuda Monetary Authority.
(j)    In this Bye-law 12(3), the following words and expressions shall have the following meanings:
“Derivative Instrument” means an option, warrant, convertible security, share appreciation right, swap or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right is subject to settlement in the underlying class or series of shares of the Company or otherwise;
“Member Associated Person” means for any Member (i) any person controlling, directly or indirectly, or acting in concert with, such Member, (ii) any beneficial owner of shares of the Company owned of record or beneficially by such Member or (iii) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (i) and (ii);
“Voting Commitment” has the meaning specified in Bye-Law 12(3).

13.	Defects in appointment of Directors
All acts done bona fide by any meeting of the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.
14.    Alternate Directors/Observer
There shall be no alternate Directors and no Member or Director shall have the right to designate any person to attend meetings of the Board or committees of the Board as a non-voting observer.
15.    Removal of Directors
(1)    Members holding a majority of the issued and outstanding shares entitled to vote at a general meeting or special meeting or conferring the right to vote on a resolution to remove a

Director may, at any special general meeting convened and held in accordance with these Bye-laws, remove a Director; provided, that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than 14 days before the meeting and at such meeting such Director shall be entitled to be heard on the motion for such Director’s removal. A Director may only be removed pursuant to this Bye-law 15 for Cause.
(2)    A vacancy on the Board created by the removal of a Director under the provisions of Bye-law 15(1) may be filled by the Members holding at least a majority of the issued and outstanding shares entitled to vote at a general meeting or special meeting or conferring the right to vote on such resolution and, in the absence of such election or appointment, the Board may fill the vacancy in accordance with Bye-law 16. A Director so appointed shall hold office for the balance of the term of such vacant Board position, or until such Director’s successor is elected or appointed or such Director’s office is otherwise vacated.
16.    Other Vacancies on the Board
(1)    The Board shall have the power from time to time and at any time to appoint any person as a Director to fill a vacancy on the Board occurring as the result of an increase in the size of the Board pursuant to Bye-law 12(1), the death, disability, disqualification, resignation or removal of any Director or if such Director’s office is otherwise vacated. A Director so appointed shall hold office for the balance of the term of such vacant Board position, or until such Director’s successor is elected or appointed or such Director’s office is otherwise vacated.
(2)    The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act for the purpose of (a) filling vacancies on the Board, (b) summoning a general meeting of the Company or circulating a proposed written resolution of the Members or (c) preserving the assets of the Company.
(3)    The office of Director shall be deemed to be vacated if the Director:
(a)    is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;
(b)    is or becomes bankrupt or makes any arrangement or composition with his creditors generally;
(c)    is or becomes disqualified or of unsound mind or dies; or
(d)    resigns his or her office by notice in writing to the Company.
17.    Notice of meetings of the Board
(1)    A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board. Notice of a meeting of the Board must be provided at least two (2) days in advance of such meeting, and must state the date, time, place (which shall not be in the United States) and the general nature of the business to be considered at the meeting unless the Directors unanimously agree to waive notice of such meeting. Notwithstanding the foregoing, shorter notice shall be valid if it is reasonable under the circumstances.

(2)    Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally in person or by telephone or otherwise communicated or sent to such Director by post, electronic mail, facsimile or other mode of representing words in a legible and non-transitory form at such Director’s last known address or any other address given by such Director to the Company for this purpose.
18.    Quorum at meetings of the Board
The quorum necessary for the transaction of business at a meeting of the Board shall be a majority of the Directors then in office, present in person or represented by a duly authorized representative appointed in accordance with the Act.
19.    Meetings of the Board
(1)    The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit.
(2)    Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting; provided, that no such meeting of the Board shall be held if use of such telephone, electronic or other communication facilities is commenced, made, continued, relayed in or from or in any way connected to the United States, and no person shall communicate in any meeting if such participation takes place in or from or is connected to the United States, and any business conducted at such purported meeting shall be void and of no force or effect. Notwithstanding the forgoing, if a majority of the Directors participating in any meeting are participating in the meeting from a location outside the United States, a Director may, with the permission of the Chairman (which shall not be granted to any Director on a regular basis) listen to (but not communicate, participate or vote at) the meeting by telephone, electronic or other communication facility in or from or connected to the United States.
(3)    A resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.
20.    Unanimous written resolutions
A resolution in writing signed by all the Directors, which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution, provided, that no such resolution shall be valid unless the last signature of a Director is affixed outside the United States. Such resolution shall be deemed to be adopted as an act of the Board, at the place where, and at the time when, the last signature of a Director is affixed thereto.
21.    Contracts and disclosure of Directors’ interests
(1)    Any Director, or any Person associated with, related to or affiliated with any Director, may act in a professional capacity for the Company and such Director or such Person shall be entitled to remuneration for professional services as if such Director were not a Director, provided, that nothing herein contained shall authorise a Director or Director’s firm, partner or a company associated with, related to or affiliated with a Director to act as Auditor of the Company.
(2)    A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act.
(3)    Following a declaration being made pursuant to this Bye-law, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.
22.    Remuneration of Directors
(1)    The remuneration of the Directors shall be determined by the Board and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.
(2)    A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his or her office of Director for such period on such terms as to remuneration and otherwise as the Board may determine.
(3)    The Board may award special remuneration and benefits to any Director undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his or her ordinary routine work as a Director. Any fees paid to a Director who is also counsel or attorney to the Company, or otherwise serves it in a professional capacity, shall be in addition to his or her remuneration as a Director.

23.    Other interests of Directors
A Director may be or become a director or other officer of or otherwise interested in any Person promoted by the Company or in which the Company may be interested as a member or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him or her as a director or officer of, or from his or her interest in, such other Person. Subject to the provisions of Bye-law 91, the Board may also cause the voting power conferred by the shares in any Person held or owned by the Company to be exercised in such manner in all respects as the Board thinks fit, including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors or officers of such other Person, or voting or providing for the payment of remuneration to the directors or officers of such Person.
OFFICERS
24.    Officers of the Company
The Board may appoint such officers (who may or may not be Directors) as the Board may from time to time determine all of whom shall be deemed to be Officers for the purposes of these Bye-laws. Subject to compliance with any requirement of the Act, the same individual may hold two (2) or more offices in the Company.
25.    Appointment of Secretary
The Secretary shall be appointed by the Board from time to time.
26.    Remuneration of Officers
The Officers shall receive such remuneration as the Board may from time to time determine.
27.    Duties of Officers
The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.
28.    Chairman of meetings
Unless otherwise agreed by a majority of those attending and entitled to attend and vote thereat, the Chairman, if there be one, and, if not, the President shall act as chairman at all meetings of the Members and of the Board at which such person is present. In their absence the Deputy Chairman or Vice President, if present, shall act as chairman and in the absence of all of them a chairman shall be appointed or elected by those present at the meeting and entitled to vote.
29.    Register of Directors and Officers
The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.
MINUTES

30.    Obligations of Board to keep minutes
(1)    The Board shall cause minutes to be duly entered in books provided for the purpose:
(a)    of all elections and appointments of Officers;
(b)    of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and
(c)    of all resolutions and proceedings of general meetings of the Members, meetings of the Board, and meetings of committees appointed by the Board.
(2)    Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.
INDEMNITY
31.    Indemnification of Directors and Officers of the Company
(1)    The Directors, Secretary and other Officers (such term to include, for the purposes of Bye-laws 31 and 32, any person appointed to any committee by the Board) and employees and agents of the Company or any Subsidiary of the Company who has acted or is acting in relation to any of the affairs of the Company and the liquidator or trustees (if any) who has acted or is acting in relation to any of the affairs of the Company, and every one of them, and their heirs, executors and administrators (each, an “Indemnified Person”), shall be indemnified and secured harmless out of the assets of the Company from and against all liabilities, actions, costs, charges, losses, damages and expenses (including liabilities under contract, tort and statue or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) which they or any of them shall or may incur or sustain by or by reason of any act done, concurred in or omitted (actual or alleged) in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, and the indemnity contained in this Bye-law shall extend to any Director, Secretary or other Officer acting in any office or trust on the reasonable belief that he has been appointed or elected to such office or trust notwithstanding any defect to such appointment or election, or in relation thereto, provided, that this indemnity shall not extend to any matter prohibited by the Act.
(2)    Any indemnification under this Bye-law 31, unless ordered by a court, shall be made by the Company only as authorised in the specific case upon a determination that indemnification of such Indemnified Person is proper in the circumstances because such Indemnified Person has met the applicable standard of conduct set forth in Bye-law 31(1). Such determination shall be made (a) by the Board by a majority vote of disinterested Directors or (b) if a majority of the disinterested Directors so directs, by independent legal counsel in a written opinion or (c) by a majority vote of the Members. The Company shall purchase and maintain insurance to protect itself and any Director, Secretary, other Officer or employee entitled to indemnification pursuant to this Bye-law 31, to the fullest extent permitted by law.
(3)    Expenses (including attorneys’ fees) actually and reasonably incurred by any Director, Secretary, other Officer or employee of the Company in defending any civil, criminal, administrative or investigative action, suit or proceeding or threat thereof for which indemnification is sought pursuant to Bye-law 31(1) shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall be ultimately determined that such Indemnified Person is not entitled to be indemnified by the Company as authorised in these Bye-laws or otherwise pursuant to applicable law; provided, that if it is determined by either (a) a majority vote of Directors who were not parties to such action, suit or proceeding or (b) if a majority of the disinterested Directors so directs, by independent legal counsel in a written opinion, that there is no reasonable basis to believe that such Indemnified Person is entitled to be indemnified by the Company as authorised in these Bye-laws or otherwise pursuant to applicable law, then no expense shall be advanced in accordance with this Bye-law 31(3). Such expenses (including attorneys’ fees) incurred by agents of the Company may be paid upon the receipt of the aforesaid undertaking and such terms and conditions, if any, as the Board deems appropriate.
(4)    The indemnification and advancement of expenses provided in these Bye-laws shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may now or hereafter be entitled under any statute, agreement, vote of Members or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.
(5)    The indemnification and advancement of expenses provided by, or granted pursuant to, this Bye-law 31 shall, unless otherwise provided when authorised or ratified, continue as to a Person who has ceased to hold the position for which such Person is entitled to be indemnified or advanced expenses and shall inure to the benefit of the heirs, executors and administrators of such a Person.
(6)    No amendment or repeal of any provision of this Bye-law 31 shall alter, to the detriment of any Person, the right of such Person to the indemnification or advancement of expenses related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.
32.    Waiver of claim by Member
Each Member agrees to waive any claim or right of action it might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company or any Subsidiary thereof, provided, such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer.
MEETINGS

33.    Notice of annual general meeting
The annual general meeting of the Company shall be held in each year at such time and place as the President or the Chairman or any two Directors or any Director and the Secretary or the Board shall appoint. At least five (5) days’ notice of such meeting shall be given to each Member entitled to vote thereat as at the relevant record date determined pursuant to Bye-law 62 stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting. The annual general meeting of the Company shall be held outside the United States. Any annual general meeting of the Company purported to be convened and held in the United States shall be void, and any business conducted at any such purported meeting shall be of no force or effect.
34.    Notice of special general meeting
The Chairman or the President or any two Directors or any Director and the Secretary or the Board may convene a special general meeting of the Company whenever in their judgment such a meeting is necessary, upon not less than five (5) days’ notice to each Member entitled to vote thereat as at the relevant record date determined pursuant to Bye-law 62 stating the date, time, place and the general nature of the business to be considered at the meeting. Any such special general meeting of the Company shall be held outside the United States. Any special general meeting of the Company purported to be convened and held in the United States shall be void, and any business conducted at any such purported meeting shall be of no force or effect.
35.    Accidental omission of notice of general meeting; Business to be conducted
(1)    The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any Person entitled to receive notice shall not invalidate the proceedings at that meeting.
(2)    Subject to the Act, business to be brought before a general meeting of the Company must be specified in the notice of the meeting. Only business that the Board has determined can be properly brought before a general meeting in accordance with these Bye-laws and applicable law shall be conducted at any general meeting, and the chairman of the general meeting may refuse to permit any business to be brought before such meeting that has not been properly brought before it in accordance with these Bye-laws and applicable law.
36.    Meeting called on requisition of Members
The Board shall, on the requisition of Members holding at the date of the deposit of the requisition shares representing ten percent (10%) or more of the paid up capital of the Company at the date of the deposit carring the right to vote at general meetings, forthwith proceed to convene a special general meeting of the Company and the provisions of Section 74 of the Act shall apply.
37.    Short notice
A general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, which majority must hold not less than ninety-five percent (95%) in nominal value of the shares having the right to attend and vote thereat in the case of a special general meeting.
38.    Postponement or cancellation of meetings
The Secretary or any Director may postpone or cancel any general meeting called in accordance with the provisions of these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided, that notice of postponement or cancellation is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed cancelled meeting shall be given to each Member in accordance with the provisions of these Bye-laws.
39.    Quorum for general meeting
At any general meeting of the Company two or more persons present in person and representing in person or by proxy more than 50% of the aggregate voting power of the Company as at the relevant record date determined pursuant to Bye-law 62 shall form a quorum for the transaction of business, provided, that if the Company shall at any time have only one Member, one Member present in person or by proxy shall form a quorum for the transaction of business at any general meeting of the Company held during such time. If within half an hour from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed cancelled and, in any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine. Unless the meeting is so adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member in accordance with the provisions of these Bye-laws. No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business and continues throughout the meeting, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman of the meeting which shall not be treated as part of the business of the meeting.

40.    Adjournment of meetings

(1)    The chairman of a general meeting may, with the consent of 50% of the Members present in person or by proxy (and shall if so directed by Members holding a majority of the voting rights of those Members present in person or by proxy), at any general meeting whether or not a quorum is present adjourn the meeting. Unless the meeting is adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member in accordance with the provisions of these Bye-laws with respect to a special general meeting of the Company.
(2)    In addition, the chairman may adjourn the meeting to another time and place without such consent or direction if it appears to him that:
(a)    it is likely to be impracticable to hold or continue that meeting because of the number of Members who are not present; or
(b)    the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or
(c)    an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.
41.    Attendance at meetings
Members may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting, provided that no such meeting shall be held if use of such telephone, electronic or other communication facilities is commenced, made, continued, relayed in or from or in any way connected to the United States, and no Member shall communicate in any meeting if such participation takes place in or from or is connected to the United States, and any business conducted at such purported meeting shall be of no force or effect.
42.    Written resolutions
(1)    Subject to Bye-law 42(6), anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members, may, without a meeting, be done by resolution in writing signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members who at the date of the resolution or the record date determined pursuant to Bye-law 62 would be entitled to attend the meeting and vote on the resolution.
(2)    A resolution in writing may be signed by any number of counterparts.
(3)    For the purposes of this Bye-law, the date of the resolution is the date when the resolution is signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, the last Member to sign and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date. Any resolution in writing may be signed within or outside the United States; provided that no such resolution shall be valid unless the signature of the last Member signing such resolution is affixed outside of the United States.
(4)    A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.
(5)    A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of Sections 81 and 82 of the Act.
(6)    This Bye-law shall not apply to:-
(a)    a resolution passed pursuant to Section 89(5) of the Act; or
(b)    a resolution passed for the purpose of removing a Director before the expiration of his term of office under these Bye-laws.
43.    Attendance of Directors
The Directors shall be entitled to receive notice of and to attend and be heard at any general meeting.
44.    Voting at meetings
(1)    Subject to the provisions of the Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the provisions of these Bye-laws and in the case of an equality of votes the resolution shall fail.
(2)    No Member shall be entitled to vote at any general meeting unless such Member has paid all the calls on all shares held by such Member.
(3)    At any general meeting if an amendment is proposed to any resolution under consideration and the chairman of the meeting rules on whether or not the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

45.    Voting on show of hands
At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to these Bye-laws and any rights or restrictions for the time being lawfully attached to any class of shares and subject to the provisions of these Bye-laws, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his or her hand. In the event that a Member participates in a general meeting by telephone, electronic or other communications facilities or means, the chairman of the meeting shall direct the manner in which such Member may cast his vote on a show of hands.

46.    Decision of chairman
At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these Bye-laws, be conclusive evidence of that fact.
47.    Demand for a poll
(1)    Notwithstanding the provisions of Bye-laws 45 and 46, at any general meeting of the Company, in respect of any question proposed for the consideration of the Members (whether before or on the declaration of the result of a show of hands as provided for in these Bye-laws), a poll may be demanded by any of the following persons:
(c)    the chairman of such meeting; or
(d)    at least three Members present in person or represented by proxy; or
(e)    any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or
(f)    any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all such shares conferring such right.
(2)    Where, in accordance with the Bye-law 47(1), a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares and any other provision of these Bye-laws, every person present at such meeting shall have one vote for each voting share of which such person is the holder or for which such person holds a proxy and such vote shall be counted in the manner set out in Bye-law 47(4) or in the case of a general meeting at which one or more Members are present by telephone in such manner as the chairman of the meeting may direct. The result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands. A person entitled to more than one vote need not use all of his or her votes or cast all the votes he or she uses in the same way.
(3)    A poll demanded in accordance with the provisions of Bye-law 47(1), for the purpose of electing a chairman of the meeting or on a question of adjournment, shall be taken forthwith and a poll demanded on any other question shall be taken in such manner and at such time and place as the chairman may direct and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.
(4)    Where a vote is taken by poll, each Person present and entitled to vote shall be furnished with a ballot paper on which such person shall record his or her vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. The Board may appoint one or more inspectors to act at any general meeting where a vote is taken by a poll. Each inspector shall take and sign an oath faithfully to exercise the duties of inspector at such meeting with strict impartiality and according to the best of his, her or its ability. The inspectors shall determine the number of shares issued and outstanding and the voting power of each, by reference to the Register of Members as at the relevant record date determined pursuant to Bye-law 62, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies and examine and count all ballots and determine the results of any vote. The inspector shall also hear and determine challenges and questions arising in connection with the right to vote. No Director or candidate for the office of Director shall act as an inspector. The determination and decision of the inspectors shall be final and binding.
48.    Seniority of joint holders voting
In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.
49.    Instrument of proxy
(1)    Every Member entitled to vote has the right to do so either in person or by one or more persons authorised by a proxy executed and delivered in accordance with these Bye-laws. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his or her attorney authorised by him or her in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorised to sign the same. A Member that is the holder of two or more shares may appoint more than one proxy to represent such Member and vote on its behalf in respect of different shares.
(2)    The instrument appointing a proxy together with such other evidence as to its due execution as the Board may from time to time require shall be delivered at the registered office of the Company (or at such place or places as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case or the case of a written resolution, in any document sent therewith) not less than 24 hours or such other period as the Board may determine, prior to the holding of the relevant meeting or adjourned meeting at which the individual named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, before the time appointed for the taking of the poll, or, in the case of a written resolution, prior to the effective date of the written resolution and in default the instrument of proxy shall not be treated as valid.
(3)    Instruments of proxy shall be in any common form or other form as the Board may approve and the Board may, if it thinks fit, send out with the notice of any meeting or any written resolution forms of instruments of proxy for use at that meeting or in connection with that written resolution. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall unless the contrary is stated therein be valid as well for any adjournment of the meeting as for the meeting to which it relates.
(4)    A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or unsoundness of mind of the principal, or revocation of the instrument of proxy or of the authority under which it was executed, provided, that no notice in writing of such death, insanity or revocation shall have been received by the Company at the registered office (or such other place as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other documents sent therewith) at least one hour before the commencement of the meeting or adjourned meeting, or the taking of the poll, or the day before the effective date of any written resolution at which the instrument of proxy is used.
(5)    Subject to the Act, the Board may, or the chairman of the relevant meeting may at his or her discretion (with respect to such meeting only), waive any of the provisions of these Bye-laws related to proxies or authorisations and, in particular, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend and vote on behalf of any Member at general meetings or to sign written resolutions. The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.
50.    Representation of corporations at meetings
A corporation which is a Member may, by written instrument, authorise one or more persons as it thinks fit to act as its representative at any meeting of the Members and the person or persons so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person or persons represent as that corporation could exercise if it were an individual Member. Such corporation shall for the purposes of these Bye-laws be deemed to be present in person at any such meeting if a person so authorised is present at the meeting. Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he or she thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.
SHARE CAPITAL AND SHARES
51.    Rights of shares
(1)    Subject to any resolution of the Members to the contrary and without prejudice to any special rights conferred on the holders thereby of any other class or series of shares, the share capital of the Company shall consist of a single class of Common Shares. Subject to the provisions of these Bye-laws, the holders of the Common Shares shall:
(a)    be entitled to one vote per share;
(b)    be entitled to share equally and ratably in such dividends as the Board may from time to time declare;
(c)    in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to share equally and ratably in the surplus assets of the Company; and
(d)    generally be entitled to enjoy all of the rights attaching to shares.
(2)    All the rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company while it holds such Treasury Share and, except where required by the Act, all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or shares, of the Company.

52.    Limitation on voting rights of Controlled Shares.

(1)    Prior to the date on which Members shall vote on any matter, the Board shall take all reasonable steps necessary to ascertain whether there exists a Tentative 9.5% U.S. Shareholder. In the event that a Tentative 9.5% U.S. Shareholder exists, the aggregate votes conferred by shares held by a Member and treated as Controlled Shares of that Tentative 9.5% U.S. Shareholder shall be reduced to the extent necessary such that the Controlled Shares of the Tentative 9.5% U.S. Shareholder will constitute less than 9.5% of the voting power of all shares. In applying the previous sentence where shares held by more than one Member are treated as Controlled Shares of such Tentative 9.5% U.S. Shareholder, the reduction in votes shall apply to such Members in descending order according to the respective percentages of such Members’ shares that are treated as Controlled Shares, provided, that in the event of a tie, the reduction shall apply first to the Member whose shares are Controlled Shares of the Tentative 9.5% U.S. Shareholder by virtue of the Tentative 9.5% U.S. Shareholder’s economic interest in (as opposed to voting control with respect to) such shares. The adjustments of voting power described in this Bye-law shall be applied to the Tentative 9.5% U.S. Shareholders in the order of the number of Controlled Shares treated as owned by them, and shall be applied or re-applied repeatedly until there is no 9.5% U.S. Shareholder. If varying the order in which votes are reduced would result in a more equitable allocation of the reduction of the votes as determined by the Board in its sole discretion then the Board shall have discretion to vary the order in which votes are reduced. The Board may deviate from any of the principles described in this Bye-law and determine that shares held by a Member shall carry different voting rights as it determines appropriate (a) to avoid the existence of any 9.5% U.S. Shareholder or (b) to avoid adverse tax, legal or regulatory consequences to the Company, any subsidiary of the Company, or any other Member or its affiliates; provided, that the Board will use reasonable efforts to ensure equal treatment to similarly situated Members to the extent possible under the circumstances. For the avoidance of doubt, in applying the provisions of this Bye-law 52, a share may carry a fraction of a vote.
(2)    In addition to the provisions of Bye-law 52(1), any shares shall not carry any right to vote to the extent that the Board determines, in its sole discretion, that it is necessary that such shares should not carry the right to vote in order to avoid adverse tax, legal or regulatory consequences to the Company, any Subsidiary of the Company or any other Member; provided, that the Board will use reasonable efforts to ensure equal treatment to similarly situated Members to the extent possible under the circumstances.
(3)    The Board shall have the authority to request from any holder of shares, and such holder of shares shall provide, such information as the Board may reasonably request for the purpose of determining whether any holder’s voting rights are to be adjusted. If such holder fails to respond to such a request, or submits incomplete or inaccurate information in response to such a request, the Board may in its sole discretion determine that such holder’s shares shall carry no voting rights in which case such shares shall not carry any voting rights until otherwise determined by the Board in its absolute discretion.
(4)    Any holder of shares shall give notice to the Company within ten days following the date that such holder acquires actual knowledge that it is a Tentative 9.5% U.S. Shareholder.

(5)    The Board may rely on the information provided by a Member under Bye-law 52(3) and Bye-law 52(4) in the satisfaction of its obligations under this Bye-law 52. No Member shall be liable to any other Member or the Company for any losses or damages resulting from such Member’s failure to respond to, or submission of incomplete or inaccurate information in response to, a request under Bye-law 52(3) or from such Member’s failure to give notice under Bye-law 52(4).
(6)    The determination by the Board of any adjustments to voting power of any shares made pursuant to this Bye-law 52 shall be final and binding on all Persons. The Company shall have no obligation to provide notice to any Member of any adjustment to its voting power that may result from the application of this Bye-law 52.
(7)    In this Bye-law 52, the following words and expressions shall have the following meanings:
(a)    “9.5% U.S. Shareholder” means a U.S. Person whose Controlled Shares constitute nine and one-half percent (9.5%) or more of the voting power of all shares of the Company and who would be generally required to recognize income with respect to the Company under Section 951(a)(1) of the Code if the Company were a controlled foreign corporation as defined in Section 957 of the Code and if the ownership threshold under Section 951(b) of the Code were 9.5%.
(b)    “Tentative 9.5% U.S. Shareholder” means a Person that, but for adjustments to the voting rights of shares pursuant to Bye-law 52(2)-(4), would be a 9.5% U.S. Shareholder.
53.    Power to issue shares
(1)    Subject to the provisions of these Bye-laws and to any limitations prescribed by law, and without prejudice to any special rights previously conferred on the holders of any existing class or series of shares, the unissued shares (whether forming part of the original share capital or any increased share capital) shall be at the disposal of the Board, which may issue, offer, allot, exchange or otherwise dispose of shares or options, warrants or other rights to purchase shares or securities convertible into or exchangeable for shares (including any employee benefit plan providing for the issuance of shares or options, warrants or other rights in respect thereof), at such times, for such consideration and on such terms and conditions as it may determine.
(2)    Subject to the provisions of these Bye-laws and any limitations prescribed by law, and without prejudice to any special rights previously conferred on the holders of any existing class or series of shares, the Board is authorized to issue non-voting Common Shares that do not entitle the holders thereof to voting rights.
(3)    Subject to the provisions of these Bye-laws and any limitations prescribed by law, and without prejudice to any special rights previously conferred on the holders of any existing class or series of shares, the Board is authorized to issue any unissued shares of the Company on such terms and conditions as it may determine and any class or series of shares may be issued with such preferred or other special rights as the Board may determine. The Board may establish from time to time the number of shares to be included in each such class or series, and to fix the designation, powers, preferences, redemption provisions, restrictions and rights to such class or series and the qualifications, limitations or restrictions thereof. The terms of any class or series of shares shall be set forth in a Certificate of Designation in the minutes of the Board authorising the issuance of such shares and such Certificate of Designations shall be attached as an exhibit to these Bye-laws, but shall not form part of these Bye-laws, and may be examined by any Member on request. The rights attaching to any Common Share shall be deemed not to be altered by the allotment of any class or series of shares issued pursuant to this Bye-law 53(3) even if such class or series of shares does or will rank in priority for payment of a dividend or in respect of capital or surplus or confer on the holder thereof voting rights more favourable than those conferred by such Common Share and shall not otherwise be deemed to be altered by the creation or issue of further shares ranking pari passu therewith.
(4)    The Board shall, in connection with the issue of any share, have the power to pay such commission and brokerage as may be permitted by law.
(5)    The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of or in connection with an acquisition or proposed acquisition by any Person of any shares in the Company, but nothing in this Bye-law shall prohibit transactions permitted pursuant to the Act.
(6)    The Company may from time to time do any one or more of the following things:
(c)    make arrangements on the issue of shares for a difference between the Members in the amounts and times of payments of calls on their shares;
(d)    accept from any Member the whole or a part of the amount remaining unpaid on any shares held by such Member, although no part of that amount has been called up;
(e)    pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others; and
(f)    issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding up.
54.    Variation of rights and alteration of share capital
(1)    If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of seventy-five percent (75%) of the issued and outstanding shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class in accordance with Section 47(7) of the Act. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.
(2)    The Company may if authorized by resolution of the Members increase, divide, consolidate, subdivide, change the currency denomination of, diminish or otherwise alter or reduce its share capital in any manner permitted by the Act. Where, on any alteration of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit, including the issue to Members, as appropriate, of fractions of shares and/or arranging for the sale or transfer of the fractions of shares of Members.
55.    Registered holder of shares
(1)    The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable or other claim to, or interest in, such share on the part of any other person.
(2)    Any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the Member at such Member’s address in the Register of Members or, in the case of joint holders, to such address of the holder first named in the Register of Members, or to such person and to such address as the holder or joint holders may in writing direct. If two or more persons are registered as joint holders of any shares, any one holder can give an effectual receipt for any dividend paid in respect of such shares.
56.    Death of a joint holder
Where two or more persons are registered as joint holders of a share or shares then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.
57.    Share certificates
(1)    Every Member shall be entitled to a share certificate under the seal of the Company (or a facsimile thereof) specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, how much has been paid thereon. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.
(2)    The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom such shares have been allotted.
(3)    If any such certificate shall be proved to the satisfaction of the Secretary to have been worn out, lost, mislaid or destroyed the Secretary may cause a new certificate to be issued and request an indemnity for the lost certificate if he or she sees fit.
58.    Calls on shares
The Board may from time to time make such calls as it thinks fit upon the Members in respect of any monies (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such Members (and not made payable at fixed times by the terms and conditions of issue).
59.    Forfeiture of shares
(1)    If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward to such Member a notice providing that if payment of the call and interest thereon in respect of such Member’s shares is not paid such shares shall be liable to forfeiture.
(2)    If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.
(3)    A Member whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.
REGISTER OF MEMBERS
60.    Contents of Register of Members
The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.
61.    Inspection of Register of Members
(1)    The Register of Members shall be open to inspection at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Members may, after notice has been given by advertisement in an appointed newspaper to that effect, be closed for any time or times not exceeding in the whole thirty days in each year.
(2)    Subject to the provisions of the Act, the Company may keep one or more overseas or branch registers in any place, and the Board may make, amend and revoke any such regulations as it may think fit respecting the keeping of such registers and the contents thereof.
62.    Determination of record dates
Notwithstanding any other provision of these Bye-laws, the Board may fix any date as the record date for:
(a)    determining the Members entitled to receive any dividend;
(b)    determining the Members entitled to receive notice of and to vote at any general meeting of the Company (and the Board may determine a different record date for any adjournment or postponement thereof) ;
(c)    determining the Members entitled to execute a resolution in writing; and
(d)    determining the number of issued and outstanding shares for or in connection with any purpose.
TRANSFER OF SHARES
63.    Instrument of transfer

(1)    An instrument of transfer shall be in the form or as near thereto as circumstances admit of Form “A” in the Schedule hereto or in such other common form as the Board may accept. Such instrument of transfer shall be signed by or on behalf of the transferor and transferee, provided, that in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.
(2)    The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.
(3)    Shares may be transferred without a written instrument if transferred by an appointed agent or otherwise in accordance with the Act.

64.    Restriction on transfer
(1)    Subject to the Act, this Bye-law 64 and such other of the restrictions contained in these Bye-laws and elsewhere as may be applicable, any Member may sell, assign, transfer or otherwise dispose of shares of the Company at the time owned by it and, upon receipt of a duly executed form of transfer in writing, the Directors shall procure the timely registration of the same. If the Directors refuse to register a transfer for any reason they shall notify the proposed transferor and transferee within thirty days of such refusal.
(2)    The Board in its sole discretion may decline to register the transfer of any shares if the Board determines that the transfer of shares of the Company by any Member may result in adverse tax, regulatory or legal consequences to the Company, any of its Subsidiaries or any of the Members (including if such consequence arises as a result of any U.S. Person owning Controlled Shares of 9.5% or more of the value of the Company or the voting shares of the Company after giving effect to any adjustment to voting power required by Bye-law 52).
(3)    The Board in its sole discretion may decline to register the transfer of any shares if the Board determines that the transfer of shares of the Company by any Member may require registration under the Securities Act or under any blue sky or other United States state securities laws or under the laws of any other jurisdiction and such registration has not been duly effected; provided, that in the case of this Bye-law 64(3), the Board shall be entitled to request and rely on an opinion of counsel to the transferor or the transferee, in form and substance satisfactory to the Board, that no such approval or consent is required and no such violation would occur, and the Board shall not be obligated to register any transfer absent the receipt of such an opinion.
(4)    Without limiting the foregoing, the Board shall decline to approve or register a transfer of shares unless all applicable consents, authorisations, permissions or approvals of any governmental body or agency in Bermuda, the United States or any other applicable jurisdiction required to be obtained prior to such transfer shall have been obtained.
(5)    The registration of transfers may be suspended at such time and for such periods as the Board may from time to time determine; provided, that such registration shall not be suspended for more than forty-five (45) days in any period of three hundred and sixty five (365) consecutive days.

(6)    The Board may require any Member, or any Person proposing to acquire shares, to certify or otherwise provide information in writing as to such matters as the Board may request for the purpose of giving effect to Bye-laws 11(2), 11(3), 52(2) and 64(2), including as to such Person’s status, its Controlled Shares and other matters of the kind contemplated by Bye-law 52. Such request shall be made by written notice and the certification or other information requested shall be provided to such place and within such period (not less than ten (10) Business Days after such notice is given unless the Board and such Member or proposed acquiror otherwise agree) as the Board may designate in such request. If any Member or proposed acquiror does not respond to any such request by the Board as requested, or if the Board has reason to believe that any certification or other information provided pursuant to any such request is inaccurate or incomplete, the Board may decline to register any transfer or to effect any issuance or purchase of shares to which such request relates.
65.    Transfers by joint holders
The joint holders of any share or shares may transfer such share or shares to one or more of such joint holders, and the surviving holder or holders of any share or shares previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.
66.    Lien on shares
(1)    The Company shall have a first and paramount lien and charge on all shares (whether fully paid-up or not or whether subject to a condition or contingency) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not or whether subject to a condition or contingency) by such Member or his or her estate, either alone or jointly with any other Person, whether a Member or not, but the Board may at any time declare any share to be wholly or in part exempt from the provisions of this Bye-law. The registration of a transfer of any such share shall operate as a waiver of the Company’s lien (if any) thereon. The Company’s lien (if any) on a share shall extend to all dividends or other monies payable in respect thereof.
(2)    The Company may sell or purchase, in such manner and on such terms (including price) as the Board think fit, any shares on which the Company has a lien, but no sale or purchase shall be made unless a sum in respect of which the lien exists is then presently payable, nor until the expiration of fourteen days after a notice in writing stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the relevant Member, or the Person, of which the Company has notice, entitled thereto by reason of such Member’s death or bankruptcy. Effective upon such sale or purchase, any certificate representing such shares prior to such sale shall become null and void, whether or not it was actually delivered to the Company.
(3)    To give effect to any such sale the Board may authorise some Person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his or her title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

(4)    The proceeds of such sale or purchase shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the relevant Member or the Person entitled to the shares at the date of the sale.

TRANSMISSION OF SHARES
67.    Representative of deceased Member
In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member’s interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the provisions of Section 52 of the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may in its absolute discretion decide as being properly authorised to deal with the shares of a deceased Member.
68.    Registration on death or bankruptcy
Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer. On the presentation thereof to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member but the Board shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member’s death or bankruptcy, as the case may be.
DIVIDENDS AND OTHER DISTRIBUTIONS
69.    Declaration of dividends by the Board
The Board may, subject to any rights or restrictions at the time lawfully attached to any class or series of shares and subject to these Bye-laws and in accordance with Section 54 of the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets.
70.    Other distributions
The Board may declare and make such other distributions (in cash or in specie), in proportion to the number of shares held by them, to the Members as may be lawfully made out of the assets of the Company.

71.    Reserve fund
The Board may from time to time before declaring a dividend set aside, out of the surplus or profits of the Company, such sum as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other special or general purpose.
72.    Deduction of amounts due to the Company
The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.
73.    Unclaimed dividends
Any dividend or distribution unclaimed for a period of six years from the date of declaration of such dividend or distribution shall be forfeited and shall revert and belong to the Company and the payment by the Board of any unclaimed dividend or distribution, interest or other sum payable on or in respect of the share into a separate account shall not constitute the Company a trustee in respect thereof.
74.    Interest on dividend
No dividend or distribution shall bear interest against the Company.
CAPITALIZATION
75.    Issue of bonus shares
(1)    The Board may resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or funds or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.
(2)    The Company may capitalise any sum standing to the credit of a reserve account or fund or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.
ACCOUNTS AND FINANCIAL STATEMENTS
76.    Records of account
The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:
(a)    all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;
(b)    all sales and purchases of goods by the Company; and
(c)    the assets and liabilities of the Company.

Such records of account shall be kept at the registered office of the Company or, subject to Section 83 (2) of the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours. No Member in its capacity as a Member shall have any right to inspect any accounting record or book or document of the Company except as conferred by the Act or as authorised by the Board.
77.    Financial year end
The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.
78.    Financial statements
Subject to any rights to waive laying of accounts pursuant to Section 88 of the Act, financial statements as required by the Act shall be laid before the Members in general meeting.
AUDIT
79.    Appointment of Auditor
Subject to Section 88 of the Act, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative of the Members shall be appointed by them as Auditor. Such Auditor may be a Member but no Director, Officer or employee of the Company shall, during his or her continuance in office, be eligible to act as an Auditor of the Company.
80.    Remuneration of Auditor
The remuneration of the Auditor appointed by the Members shall be fixed by the Members or by the Board, if it is authorised to do so by the Members, and the remuneration of the Auditor appointed by the Board shall be fixed by the Board
81.    Vacancy of office of Auditor
If the office of Auditor becomes vacant by the resignation or death of the Auditor, or by the Auditor becoming incapable of acting by reason of disqualification, illness or other disability at a time when the Auditor’s services are required, the vacancy thereby created shall be filled in accordance with the Act.
82.    Access to books of the Company
The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.
83.    Report of the Auditor
(1)    Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to Section 88 of the Act, the accounts of the Company shall be audited at least once in every year.

(2)    The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in general meeting.
(3)    The generally accepted auditing standards referred to in subparagraph (2) of this Bye-law may be those of a country or jurisdiction other than Bermuda. If so, the financial statements and the report of the Auditor must disclose this fact and name such country or jurisdiction.
NOTICES
84.    Notices to Members of the Company
A notice may be given by the Company to a Member:
(a)    by delivering it to such Member in person; or
(b)    by sending it by letter mail or courier to such Member's address in the Register of Members; or
(c)    by transmitting it by electronic means (including facsimile and electronic mail, but not telephone) in accordance with such directions as may be given by such Member to the Company for such purpose; or
(d)    by delivering it in accordance with the provisions of the Act pertaining to delivery of electronic records by publication on a website.
85.    Notices to joint Members
Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.
86.    Service and delivery of notice
Any notice delivered in accordance with Bye-law 84(a), (b) or (c) shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or transmitted by facsimile or other method as the case may be. Any notice delivered in accordance with Bye-law 84(d) shall be deemed to have been delivered at the time when the requirements of the Act in that regard have been met.
SEAL OF THE COMPANY
87.    The seal
The seal of the Company shall be in such form as the Board may from time to time determine. The Board may adopt one or more duplicate seals for use inside or outside Bermuda.
88.    Manner in which seal is to be affixed

The seal of the Company may, but need not be affixed to any deed, instrument or document, and if the seal is to be affixed thereto, it shall be attested by the signature of (i) any Director; or (ii) any Officer; or (iii) the Secretary; or (iv) any person appointed by the Board for the purpose. Any Director, Officer or Resident Representative may, but need not, affix the seal of the Company to certify the .authenticity of any copies of documents.
WINDING UP
89.    Winding up/distribution by liquidator
If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he or she deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.
ALTERATION OF BYE-LAWS
90.    Alteration of Bye-laws
No Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made until the same has been approved by a resolution of the Board and by a resolution of the Members.
CERTAIN SUBSIDIARIES

91.	Voting of subsidiary shares
(1)    The Board may designate any Subsidiary of the Company that is not a corporation organized under the laws of the United States or any state (or limited liability company organized under the law of the United States or any state that is taxable as a corporation for United States Federal income tax purposes) or that is not treated as a pass through vehicle or disregarded entity for United States federal income tax purposes (unless such disregarded entity owns, directly or indirectly, any Subsidiary organized under the laws of a jurisdiction outside the United States that is treated as a corporation for United States federal income tax purposes) as being subject to the provisions of this Bye-law 91 (any such Subsidiary that is so designated, a “Designated Subsidiary”).
(2) Notwithstanding any other provision of these Bye-laws to the contrary, if the Company is required or entitled to vote at a general meeting of any Designated Subsidiary, the Directors shall refer the subject matter of the vote (other than the appointment, removal and remuneration of auditors, the approval of financial statements and reports thereon, and the remuneration of Directors) to the Members and seek instruction from the Members for the Company’s corporate representative or proxy to vote either in favour of or against the resolution proposed by such Designated Subsidiary. The Directors shall cause the Company’s corporate representative or proxy to vote the Company’s shares in such Designated Subsidiary pro rata to the votes received at the general meeting of the Company, with votes for or against the resolution being taken, respectively, as an instruction for the Company’s corporate representative or proxy to vote the appropriate proportion of its shares for and the appropriate proportion of its shares against the resolution proposed by such Designated Subsidiary.
(3)    The Company may enter into agreements with each Designated Subsidiary to effectuate or implement this Bye-law and shall take such other actions as are necessary to effectuate or implement this Bye-law.

AMALGAMATION OR MERGER VOTING

92.	Member Vote to Approve an Amalgamation or Merger
A resolution proposed for consideration at a general meeting to approve the amalgamation or merger of the Company with any other company shall require the affirmative vote of a majority of the votes cast by Members present or represented by proxy and voting at such general meeting and the quorum for such general meeting shall be as set out in Bye-Law 39.

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SCHEDULE – FORM A (BYE-LAW 63)

TRANSFER OF A SHARE OR SHARES

FOR VALUE RECEIVED ................................................................................................ [amount]
......................................................................................................................................... [transferor]
hereby sell assign and transfer unto ................................................................................[transferee]
of ........................................................................................................................................ [address]
............................................................................................................................. [number of shares]
shares of .............................................................................................................[name of Company]

Dated ...................................................

        ...................................................
     (Transferor)

In the presence of:

..............................................................
(Witness)

        .......................................................
     (Transferee)

In the presence of:

..............................................................
(Witness)